SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 23, 2002
                                                         ----------------

                    WINDSOR WOODMONT BLACK HAWK RESORT CORP.
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)


      Colorado                            0-31737                 75-2740870
----------------------------      ----------------------     -----------------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
 of incorporation)                                           Identification No.)


                                 111 Richman St.
                           Black Hawk, Colorado 80422
                           --------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 303-582-3600
                                                            ------------

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)




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ITEM 5. OTHER EVENTS.
--------------------


     Windsor Woodmont Black Hawk Resort Corp. (the "Corporation") failed to make the interest payments initially due on September 15, 2002, that it had elected to defer until October 15, 2002, under its $100 million principal amount 13% First Mortgage Notes due 2005 (the "Notes") and its $7.5 million principal amount 15.5% Second Mortgage Notes due 2010 (the "Second Mortgage Notes.") Under the terms of the applicable agreements the Corporation's obligation to make the September 15, 2002, interest payments was deferred until October 15, 2002, because the failure to pay an installment of interest did not become an event of default until after 30 days. The Corporation's failure to pay the interest on the Notes and the Second Mortgage Notes when due constituted an "Event of Default" under the applicable agreements.

     Pursuant to the terms of the Indenture, if any "Event of Default" occurs and is continuing, then the Trustee or Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. On October 23, 2002, the Corporation received notice, attached hereto as exhibit 99.1 and incorporated herein by reference, from SunTrust Bank ("SunTrust"), Trustee for a majority in principal amount of the currently outstanding Notes, that the Notes are due and payable immediately. Pursuant to the terms of the indenture, the Trustee may pursue any and all remedies available to collect the full amount of principal, interest and premium, if any, due on the Notes.


ITEM 7. EXHIBITS
----------------

99.1    SunTrust Bank Letter Dated October 23, 2002


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: October 24, 2002                  WINDSOR WOODMONT BLACK HAWK RESORT CORP.



                                        By:  /s/  Michael L. Armstrong
                                           -------------------------------------
                                           Michael L. Armstrong,  Executive Vice
                                           President,  Chief Financial  Officer,
                                           Treasurer and Assistant Secretary






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